Exhibit 99.1

Anthony Taylor to Serve as Non-Executive Chairman of Montpelier Re Holdings Ltd.

Company Release -

HAMILTON, Bermuda—(BUSINESS WIRE)— Montpelier Re Holdings Ltd. (NYSE: MRH) announced today that Anthony Taylor will continue to serve as Chairman of the Board of Directors of the Company in a Non-Executive capacity effective January 1 following expiration of his current service agreement.

Mr. Taylor joined Montpelier in 2001 at the Company’s inception as President, Chief Executive Officer, Chief Underwriting Officer and member of its Board following a 37-year career in the Lloyd’s and London market. In February 2004, he became Chairman of the Company succeeding Jack Byrne, the former Chairman and CEO of White Mountains Insurance Group, Ltd., one of Montpelier’s founding investors.

In his eight years with the Company, Mr. Taylor led Montpelier through its initial public offering in October 2002. He also directed the Company’s growth from a single seat of operations in Bermuda to a global multi-line platform. Montpelier now maintains offices in Bermuda, the U.S. and Europe, including London market operations supported by the formation of Syndicate 5151 in 2007 and a Lloyd’s managing agency in 2008.

Chris Harris, President and Chief Executive Officer of Montpelier, stated: “While we will miss Tony’s daily presence here at Montpelier, I am very pleased that we will continue to benefit from his experience in his ongoing role as Chairman of the Board.  He leaves a legacy of leadership and vision reflected in the Company’s respected brand and continued growth in new markets.  On behalf of the entire Board and staff, past and present, as well as our shareholders, I want to thank Tony for his enormous contribution to Montpelier.”

Anthony Taylor added: “I am delighted to be continuing as Chairman of Montpelier.  My eventual retirement from day to day management of the Company was always contemplated as part of our succession plan, and I leave that portion of my activities with Montpelier in very capable hands.”

Montpelier Re Holdings Ltd., through its operating subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier’s public filings with the Securities and Exchange Commission and at www.montpelierre.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Montpelier Re may from time to time make, written or oral “forward-looking” statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes, in particular catastrophes that are weather-related; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan of our new insurance and reinsurance initiatives effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques; the accuracy of estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our insurance and reinsurance operating subsidiaries; and the impact of foreign currency fluctuation. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2008, which we have filed with the Securities and Exchange Commission.

Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.

Contact: Montpelier Re Holdings Ltd., Hamilton Investors: William Pollett, Treasurer & SVP, 441-299-7576 or Media: Jeannine Klein Menzies, Corporate Affairs Manager, 441-299-7570